EXECUTION VERSION

AMENDMENT NO. 6
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This Amendment No. 6 to the Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 30th day of June , 2016 by and among Aviat Networks, Inc., a Delaware corporation (“Parent”), Aviat U.S., Inc. (“Opco,” together with Parent, the “US Borrowers”) and Aviat Networks (S) Pte. Ltd., a private company limited by shares formed under the laws of the Republic of Singapore (“Aviat Singapore” or “Singapore Borrower,” and together with the US Borrowers, the “Borrowers”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below)

RECITALS
A.Borrowers and Bank have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 28, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrowers certain advances of money.
B.Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
C.Borrowers have requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.AMENDMENT TO LOAN AGREEMENT.
1.1.     Section 2.2(a) (Availability). Subsection (a) of Section 2.2 (Revolving Advances) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make (i) Advances in Dollars to a US Borrower (“US Advances”) not exceeding the Availability Amount and (ii) Advances in Dollars to Singapore Borrower (“Singapore Advances”) not exceeding the Singapore Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein. No Singapore Advances shall be drawn until satisfaction of the Singapore Conditions Precedent.

1.2.     Section 2.3 (Letters of Credit). Subsection (a) of Section 2.3 (Letters of Credit) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate Dollar Equivalent amount available to be used for the issuance of Letters of Credit may not exceed, (I) in the case of US Borrowers, the lesser of (A) the Letter of Credit Sublimit, (B) the Borrowing Base minus the sum of all outstanding principal amounts of any Advances (including the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) or (C) the Revolving Line minus the sum of all outstanding principal amounts of any Advances (including the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); or (II) in the case of the Singapore Borrower, the lesser of (A) the Letter of Credit Sublimit, (B) the Singapore Availability Amount minus the sum of all outstanding principal amounts of any Singapore Advances (including the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) or (C) the Revolving Line minus the sum of all outstanding principal amounts of any Advances (including the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). For the avoidance of doubt, the Existing Letters of Credit shall constitute Letters of Credit hereunder.
1.3.    Section 2.3 (Letters of Credit). The following is added as a new Subsection (f) to Section 2.3 (Letters of Credit) of the Loan Agreement:
(f) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement) the Borrower’s Adjusted Quick Ratio is less than 1.10:1.00, then with respect to any Letters of Credit that Bank issues or renews on or after such date, Borrower shall promptly provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred percent (100%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its reasonable business judgment), to secure all of the Obligations relating to such Letters of Credit. Notwithstanding anything to the contrary in this Section 2.3(f), Singapore Borrower’s obligations to provide cash collateral to secure Obligations with respect to any Letters of Credit shall only be for any Letters of Credit issued for Singapore Borrower’s account.

1.4    Section 2.4 (Overadvances). Section 2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:
Overadvances. If, at any time, (a) the Revolving Line Utilization exceeds the Revolving Line or (b) the Singapore Utilization exceeds the lesser of (i)(1) the Revolving Line minus (2) the outstanding aggregate amount of US Advances, or (ii) the Singapore Sublimit, then Borrowers shall immediately repay to Bank Advances in cash at least in the amount of such excess (in each case such excess, the “Overadvance”). Without limiting Borrowers’ obligation to repay Bank any Overadvance, Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate. Notwithstanding anything to the contrary in this Section 2.4, Singapore Borrower’s obligations to repay any Overadvance (and any accrued interest thereon) shall only be for any Advances related to the Singapore Utilization.

1.5.    Section 2.7 (Fees). Subsection (c) of Section 2.7 (Fees) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(c) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to such applicable percentage of the average quarterly unused portion of the Revolving Line (with the value of Letters of Credit measured at month end for purposes of calculating the fee under this provision) as set forth below based on Borrowers’ consolidated financial statements as of the most recent fiscal quarter end:

Level	Borrowers’ Adjusted Quick Ratio	Unused Revolving Line Facility Fee
I	Greater than or equal to 1.10:1.00	0.600% per annum
II	Less than 1.10:1.00	0.750% per annum
For purposes of calculating the Unused Revolving Line Facility Fee, the unused portionof the Revolving Line shall equal the Revolving Line minus the Revolving Line Utilization; and
1.6.    Section 6.9(b) (EBITDA). Subsection (b) of Section 6.9 (Financial Covenants) of the Loan Agreement is hereby amended and restated by replacing the chart therein with the following:

Period	Minimum EBITDA
Fiscal quarter ending July 1, 2016	($9,500,000)
Fiscal quarter ending September 30, 2016	($2,500,000)
Fiscal quarter ending December 30, 2016	$1.00
Each fiscal quarter thereafter*	$1.00
*Measured on a trailing two fiscal quarter basis.

1.7.    Section 13.1 (Definitions). The following definitions in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:
‘“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent of the outstanding principal balance of all Advances, minus (c) the Dollar Equivalent amount of all outstanding Existing Letters of Credit and Letters of Credit (including drawn but unreimbursed Letters of Credit, but excluding any expired Letters of Credit), minus (d) the Reserves, plus an amount equal to the Letter of Credit Reserve.’
‘“Borrowing Base” is (a) 80% of Eligible Accounts (other than Singapore Borrower Eligible Accounts), as determined by Bank from Borrower’s most recent Borrowing Base Certificate, plus (b) 50% of all Domestic unbilled accounts (in the case of clause (b) above, up to a maximum amount of (i) Seven Million Dollars ($7,000,000) when a Streamline Period is in effect and (ii) Three Million and Five Hundred Thousand Dollars ($3,500,000) when a Streamline Period is not in effect), plus (c) (i) the Singapore Borrower Eligible Account Advance Rate multiplied by (ii) the Singapore Borrower Eligible Accounts; provided, however, that Bank may decrease the foregoing amount and percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.’

‘“EBITDA” is, for any period, for Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such periods plus (a) the following to the extent deducted in calculating such Consolidated Net Income; (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by Parent and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) to the extent agreed by Bank in its sole discretion in writing, restructuring charges incurred in connection with impairment of real estate, (v) non-cash stock-based compensation expense, (vi) non-cash charges for customer inventory due to downward revaluation, (vii) non-cash charges related to discontinued operations occurring prior to the Effective Date, (viii) other non-recurring expenses of Parent and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (ix) Foreign Currency losses incurred during the fiscal quarter ended July 1, 2016 as a result of fluctuations in the Nigerian Naira, and minus (b) the following to the extent included in calculating such Consolidated Net Income; (i) federal, state, local and foreign income tax credits of Parent and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.’
‘“LIBOR Rate Margin” is, from time to time, the following percentages per annum, based upon the Borrowers’ Adjusted Quick Ratio as determined from Borrower’s consolidated financial statements as of the most recent fiscal quarter end, as set forth below:

Level	Borrowers’ Adjusted Quick Ratio	LIBOR Rate Margin
I	Greater than or equal to 1.10:1.00	2.75%*
II	Less than 1.10:1.00	LIBOR Advances are not available at Level II

*Any outstanding Singapore Advances shall bear interest at an additional 2.00% above the applicable LIBOR Rate Margin.’

‘“Prime Rate Margin” is, from time to time, the following percentages per annum, based upon the Borrowers’ Adjusted Quick Ratio based as determined from Borrower’s consolidated financial statements as of the most recent fiscal quarter end, as set forth below:

Level	Borrowers’ Adjusted Quick Ratio	Prime Rate Margin
I	Greater than or equal to 1.10:1.00	0.50%*
II	Less than 1.10:1.00	1.50%*
*Any outstanding Singapore Advances shall bear interest at an additional 2.00% above the applicable Prime Rate Margin.’

‘“Revolving Line Maturity Date” is the second anniversary of the Sixth Amendment Effective Date.’

‘“Singapore Utilization” is the sum of (i) the outstanding principal amount of any Singapore Advances, plus (ii) the Dollar Equivalent face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus any Letter of Credit Reserve issued for Singapore Borrower’s account.

1.8.    Section 13.1 (Definitions). The following definitions are hereby added to Section 13.1 of the Loan Agreement in proper alphabetical order as follows:
‘“Letter of Credit Sublimit” is Twelve Million Dollars ($12,000,000).’
‘“Singapore Availability Amount” is (a) the lesser of (i) the Singapore Sublimit or (ii) the Borrowing Base, minus (b) the Singapore Utilization, minus (c) the Reserves.

‘“Singapore Borrower Eligible Account Advance Rate” is (a) for any period on or before the last day of Borrower’s third fiscal quarter in 2017, 30%, and (b) for any period thereafter, (i) 75% to the extent that such Singapore Borrower Eligible Accounts are covered in full by credit insurance satisfactory to Bank or (ii) 0% for any Singapore Borrower Eligible Accounts not so covered by credit insurance satisfactory to Bank; provided, however, that Bank may decrease the foregoing amount and percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.’
‘“Singapore Borrower Eligible Accounts” is any Eligible Account of the Singapore Borrower, as determined by Bank from Borrower’s most recent Borrowing Base Certificate’

1.9.    Exhibit H (Form of Borrowing Base Certificate). Exhibit H to the Loan Agreement is hereby amended and restated in its entirety by replacing it with the form of Borrowing Base Certificate attached as Exhibit B hereto.

2.BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that:
(a)immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)such Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Bank in connection with the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Borrower; and

(e)this Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.EFFECTIVENESS. This Amendment shall become effective upon (a) delivery of this Amendment, duly executed by each Borrower and Bank, and (b) payment of all fees and expenses, as described in Section 5 of this Amendment, such date being the “Sixth Amendment Effective Date”.
5.FEES AND EXPENSES. Borrowers agree to pay (a) Bank Expenses (including the fees and expenses of Bank’s counsel, advisors and consultants) accrued and incurred in connection with the transactions contemplated by this Amendment, and all other Bank Expenses (including the fees and expenses of Bank’s counsel, advisors and consultants) payable in accordance with the Loan Agreement; and (b) a fully earned, non-refundable Loan Fee of $50,000.00.
6.COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
7.INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers and the Collateral shall remain in full force and effect. This Amendment is a Loan Document.
8.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, REFERENCE PROCEEDINGS AND ARBITRATION SET FORTH IN SECTION 11 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:
AVIAT NETWORKS, INC.
By    /s/ Ralph Marimon
Name: Ralph Marimon
Title: CFO

AVIAT U.S., INC.
By    /s/ Kevin Holwell
Name: Kevin Holwell
Title: VP Finance

AVIAT NETWORKS (S) PTE. LTD.
By    /s/ Kevin Holwell
Name: Kevin Holwell
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BANK:
SILICON VALLEY BANK
By    /s/ Austin Badger
Name: Austin Badger
Title: Vice President

Exhibit A

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM: AVIAT NETWORKS, INC.

The undersigned authorized officer of Aviat Networks, Inc. (“Administrative Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement dated as of March 28, 2014 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Administrative Borrower, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (“Singapore Borrower” and together with the Administrative Borrower and Opco, each a “Borrower” and collectively, “Borrowers”) and Silicon Valley Bank (“Bank”):
(1) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default in existence; (3) all representations and warranties in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Borrower, and each of its Subsidiaries, has timely filed all material tax returns and reports that are required to be filed, and each Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by each Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Loan Agreement; (5) (a)there are no collective bargaining agreements covering the employees of any Borrower or any of their domestic Subsidiaries, (b) there is not pending, nor (to the knowledge of any Borrower) is there threatened, any strike, walkout, slowdown or work stoppage, or any unfair labor practice complaint or grievance or arbitration proceeding arising out of or under any collective bargaining agreement covering the employees of any Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (c) the hours worked and payments made to employees of Borrowers and their domestic Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (6) Borrowers are in compliance with Sections 6.1(b) and 6.8 and of the Loan Agreement.

Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Loan Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Transaction Report (in connection with Advance)	With each request for an Advance	Yes No
Monthly Transaction Report	Within 30 days of month end when Streamline Period is in effect for 6 months after the Effective Date and each month thereafter, within 20 days of month end when Streamline Period is in effect	Yes No
Weekly Transaction Report	No later than Friday each week when Streamline Period is not in effect	Yes No
Cash holdings report	Within 30 days of month end	Yes No
Quarterly financial statements with Compliance Certificate	Within 5 days of filing with the SEC, but no later than 45 days after fiscal quarter end	Yes No
Monthly financial statements with Compliance Certificate	Within 30 days of month end	Yes No
Monthly Borrowing Base Reports	Within 30 days of month end when Streamline Period is in effect	Yes No
Weekly Borrowing Base Reports	No later than Friday each week when Streamline Period is not in effect	Yes No
Annual financial statement (CPA Audited) + Compliance Certificate	Within 5 days of filings with the SEC but no later than 90 days after FYE	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Annual operating budgets for upcoming fiscal year and board approval of such annual operating budgets	Within 45 days prior to the FYE but evidence of board approval to be delivered by September 15 of such fiscal year	Yes No
Report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, $1,000,000 or more
	Promptly	Yes No

Financial Covenant	Required		Actual	Complies
Adjusted Quick Ratio	1.05:1.00		____:1.00	Yes No
Maintain on a Quarterly Basis:
EBITDA	Fiscal Quarter End	EBITDA		Yes No
	July 1, 2016	($9,500,000)
	September 30, 2016	($2,500,000)
	December 30, 2016	$1.00
	Each quarter thereafter *	$1.00

*Measured on a trailing two fiscal quarter basis

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date this Certificate is delivered to Bank as set forth in the first line of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ADMINISTRATIVE BORROWER: AVIAT NETWORKS, INC. By: ______________________________ Name: ________________________ Title: ________________________
BANK USE ONLY

Received by: _________________________
AUTHORIZED SIGNER
Date: _______________________________

Verified: ____________________________
AUTHORIZED SIGNER
Date: _______________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.    Adjusted Quick Ratio (Section 6.9(a))

Required:    1.05:1.00

Actual:

A.1.	Unrestricted cash and Cash Equivalents of Borrowers, net billed accounts receivable and investments with Bank with maturities of fewer than 12 months determined according to GAAP	$____________
B.1.	All obligation and liabilities of Borrowers to Bank	$____________
B.2.	Aggregate amount of Borrowers’ Total Liabilities maturing within 1 year (without duplication)	$____________
B.3.	Current Liabilities (B.1. plus B.2.)	$____________
C.1.	Deferred Revenue	$____________
D.1.	Consolidated Funded Indebtedness (without duplication)	$____________
E.1.	Current Liabilities (less Deferred Revenue) plus, without duplication, Consolidated Funded Indebtedness (B.3. minus C.1. plus D.1)	$____________
F.	Adjusted Quick Ratio (ratio of A.1. to E.1)	1.____:1.00

Is line F at least 1.05?

________  No, not in compliance                _______      Yes, in compliance

II.    EBITDA (Section 6.9(b))
Required:

Fiscal Quarter End	EBITDA
July 1, 2016	($9,500,000)
September 30, 2016	($2,500,000)
December 30, 2016	$1.00
Each quarter thereafter*	$1.00
*measured on a trailing two fiscal quarter basis

Actual:

A.	Consolidated Net Income	$ _____________
To the extent deducted in the calculation of Net Income (Line A):
	(i) Consolidated Interest Charges	$_____________
	(ii) Income tax expense	$_____________
	(iii) Depreciation and amortization expense	$_____________
	(iv) Restructuring charges incurred in connection with impairment of real estate (to the extent agreed to by Bank in writing)	$_____________
	(v) Non-cash stock-based compensation expense	$______________
	(vi) Non-cash charges for customer inventory due to downward revaluation	$_____________
	(vii)Non-cash charges related to discontinued operations occurring prior to the Effective Date	$_____________
	(viii)Other non-recurring non-cash expenses	$_____________
B.	Sum of (i) through (viii)	$_____________
To the extent included in calculating Consolidated Net Income (Line A):
	(i) Income tax credits	$_____________
	(ii) Other non-cash items increasing Consolidated Net Income	$_____________
C.	Sum of Line (i) through (ii)	$_____________
D.	EBITDA (A. plus B. minus C.)	$_____________

Is Line D at least the amount required (see chart above)?
______    No, not in compliance    _____ Yes, in compliance

Exhibit B

EXHIBIT H

FORM OF BORROWING BASE CERTIFICATE

__________________________________________________________________________________________________

Borrower: Aviat Networks, Inc., Aviat US., Inc. and Aviat Networks (S) Pte. Ltd.
Lender:    Silicon Valley Bank
Commitment Amount:    $30,000,000

SINGAPORE PORTION OF BORROWING BASE
1.
Singapore Borrower Eligible Account Advance Rate ((a) for any period on or before the last day of Borrower’s fiscal third quarter in 2017, 30%, and (b) for any period thereafter, (i) 75% to the extent that such Singapore Borrower Eligible Accounts are covered in full by credit insurance satisfactory to Bank or (ii) 0% for any Singapore Borrower Eligible Accounts not so covered by credit insurance satisfactory to Bank)
____________%_
2.	Singapore Borrower Eligible Accounts	$_______________
3.	SINGAPORE PORTION OF BORROWING BASE (#1 multiplied by #2)	$_______________

BORROWING BASE
4.	Eligible Accounts (excluding Singapore Borrower Eligible Accounts)	$_______________
5.	Domestic unbilled accounts (up to a maximum of $7,000,000 when Streamline Period is in effect, or a maximum of $3,500,000 when Streamline Period is not in effect)	$_______________
6.	BORROWING BASE (#3 plus 80% of #4 plus 50% of #5)	$_______________

AVAILABILITY AMOUNT
7.	Maximum Revolving Line Amount	$30,000,000
8.	Outstanding principal balance of all Advances	$_______________
9.	Outstanding Existing Letters of Credit and Letters of Credit (including drawn but unreimbursed Letters of Credit, but excluding any expired Letters of Credit)	$_______________
10.	Reserves	$_______________
11.	Sum of Lines #8 through #10
12.	Letter of Credit Reserve	$_______________
13.	AVAILABILITY AMOUNT (Lesser of (#6 or #7), minus #11, plus #12)	$_______________

SINGAPORE AVAILABILITY AMOUNT
14.	Singapore Sublimit	$30,000,000
15.	Outstanding principal balance of Singapore Advances	$_______________
16.	Outstanding Singapore Borrower Existing Letters of Credit and Letters of Credit (including drawn but unreimbursed Letters of Credit, but excluding any expired Letters of Credit)	$_______________
17.	Reserves	$_______________
18.	Sum of Lines #15 through #17
19.	Letter of Credit Reserve issued for Singapore Borrower’s account	$_______________
20.	SINGAPORE AVAILABILITY AMOUNT (Lesser of (#6 or #14), minus #18, plus #19)	$_______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the First Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date: __________________________
BANK USE ONLY
Received by: _____________________
Authorized Signer
Date: __________________________
Verified: ________________________
Authorized Signer
Date: ___________________________
Compliance Status: Yes No